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                                                                     Exhibit 5.1

                                        650 Town Center Drive, 20th Floor
                                        Costa Mesa, California  92626-1925
                                        Tel: (714) 540-1235  Fax: (714) 755-8290
                                        www.lw.com

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June 17, 2003                           Milan         Singapore
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Covad Communications Group, Inc.                      Washington, D.C.
2330 Central Expressway
Santa Clara, California 95050           File No. 031898-0005




      Re: Registration of 35,000,000 shares of common stock, par value $.001 per share, of Covad Communications Group, Inc., pursuant to a Registration Statement on Form S-8

Ladies and Gentlemen:

      At your request, we have examined the registration statement on Form S-8 (the "Registration Statement") being filed by Covad Communications Group, Inc., a Delaware corporation (the "Company"), on June 17, 2003, with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of 35,000,000 shares of the Company's common stock, $.001 par value ("Common Stock"), issuable under the Covad Communications Group, Inc. 2003 Employee Stock Purchase Plan (the "Stock Purchase Plan").

      In our capacity as your counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Common Stock and, for the purposes of this opinion, have assumed such proceedings will be timely completed in the manner presently proposed and that the terms of each issuance otherwise will be in compliance with law.

      As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of rendering the opinions expressed below. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies. We have been furnished with, and with your consent have relied upon, certificates of officers of the Company with respect to certain factual matters.

      We are opining herein as to the effect on the subject transaction only of the General Corporation Law of the State of Delaware, including statutory and reported decisional law thereunder, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any other local agencies within any state.

      We understand that the Stock Purchase Plan is subject to the approval of the stockholders of the Company at their 2003 Annual Stockholder's Meeting. We assume for purposes of this opinion that the stockholders will approve the Stock Purchase Plan prior to the first issuance of shares of Common Stock thereunder.

      Subject to the foregoing, it is our opinion that the issuance of the shares of Common Stock under the Stock Purchase Plan, upon and following approval of the Stock Purchase Plan by the stockholders of the Company, will be duly authorized, and assuming full consideration for each share is received by the Company in accordance with the

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COVAD COMMUNICATIONS GROUP, INC.
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terms and conditions of the Stock Purchase Plan, the shares of Common Stock, when issued, will be validly issued, fully paid and nonassessable securities of the Company.

      We consent to your filing this opinion as an exhibit to the Registration Statement.

                                                 Very truly yours,

                                                 /s/ LATHAM & WATKINS LLP

                                                 LATHAM & WATKINS LLP




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